Exhibit 99.1

PCSB Financial Corporation Announces First Fiscal Quarter Results and Declares Quarterly Cash Dividend

Yorktown Heights, New York; October 25, 2018 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.3 million, or $0.14 per basic and diluted share, for the three months ended September 30, 2018 compared to $2.7 million, or $0.16 per basic and diluted share, for the three months ended June 30, 2018 and $1.8 million, or $0.10 per basic and diluted share, for the three months ended September 30, 2017.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded net income of $2.3 million, or $0.14 per diluted share for the three months ended September 30, 2018 as compared to net income of $2.2 million, or $0.13 per diluted share for the three months ended June 30, 2018 and $1.6 million, or $0.10 per basic and diluted share, for the three months ended September 30, 2017. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

President’s Comments

Commenting on the Company’s results, Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, “I am proud of the Company’s results for the first quarter of our fiscal year and the achievements we have made as we begin our second full year as a public company. Some of these achievements include year-over-year increases in interest income of 11.6%, net income of 32.6% and earnings per common share basic and diluted of 40.0%. The current quarter also showed a continued decline in problem assets as the ratio of non-performing assets to total assets decreased slightly to 0.43% from 0.44% for the June quarter and decreased by more than half from 0.88% a year ago. As we move forward in our second year as a public company, we will work to continue to build on these positive trends as we strive to create value for our shareholders.”

Income Statement Summary

Net interest income increased $588,000, or 6.0%, to $10.5 million for the three months ended September 30, 2018, compared to the same period in 2017 and decreased $968,000 or 8.5% from the previous quarter.  The increase in net interest income compared to the prior year is a result of a $55.4 million increase in average interest earning assets and a five basis point increase in the net interest margin. The increase in interest earning assets is primarily due to loan portfolio growth, partially offset by a decrease in investment securities. The net interest margin was 2.94% for the three months ended September 30, 2018, an increase from 2.89% for the three months ended September 30, 2017. The decrease in net interest income compared to the prior quarter is primarily due to the recording of $879,000 of interest income from the pay-off of two nonaccrual loans. Excluding this interest income, the net interest margin for the June quarter would have been 2.98%, compared to 2.94% in the current quarter. This four basis point decrease was primarily due to an eight basis point increase in the average rate paid on total average interest bearing liabilities.

The provision for loan losses was $58,000 for the three months ended September 30, 2018 compared to $25,000 in the prior quarter and $135,000 for the same period in 2017. Charge-offs, net of recoveries, were $3,000 for the three months ended September 30, 2018 compared to net recoveries of $255,000 for the three months ended June 30, 2018 and net charge-offs of $17,000 for the three months ended September 30, 2017.  Loans classified as substandard and doubtful decreased $2.4 million, or 15.2%, to $13.0 million at September 30, 2018 from $15.4 million at June 30, 2018 and decreased $11.6 million, or 46.9%, from $24.6 million at September 30, 2017. Non-performing loans as a percent of total loans receivable was 0.62% of total loans receivable as of September 30, 2018, a decrease from 0.66% as of June 30, 2018 and 1.35% as of September 30, 2017.

Noninterest income decreased $73,000 to $641,000 for the three months ended September 30, 2018 compared to the same period in 2017, primarily due to $173,000 of gains on the sale of securities recorded in the prior year period, partially offset by $71,000 of swap fee income recorded in the current quarter. Noninterest income increased $40,000 from the three months ended June 30, 2018, primarily due to increased swap and deposit-related fee income, partially offset by $63,000 of gains on the sale of securities realized in the prior quarter.

Noninterest expense increased $114,000 to $8.0 million for the three months ended September 30, 2018 compared to the same period in 2017 and decreased $256,000 compared to the three months ended June 30, 2018. The $114,000 increase from 2017 was caused primarily by a $280,000 increase in salaries and employee benefits, partially offset by decreases in advertising and occupancy expenses and professional fees. The increase in salaries and employee

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benefits was primarily due to additional staffing, partially offset by lower retirement and medical benefits costs. The $256,000 decrease in noninterest expense from the three months ended June 30, 2018 was primarily due to a $370,000 loss recorded on a receivable in the prior quarter as well as decreases in professional fees, communications and data processing expense, and occupancy expense. These decreases were partially offset by a $251,000 increase in salaries and benefits expense driven primarily by additional staffing and increased medical benefits costs, and an $87,000 increase in advertising costs.

The effective income tax rate was 23.4% for the three months ended September 30, 2018, as compared to 31.4% for the three months ended September 30, 2017 and 28.7% for the three months ended June 30, 2018. In the three months ended September 30, 2018, the Company began to realize the full benefits of the reduction in the corporate income tax rate which became effective in January 2018.

Balance Sheet Summary

Total assets decreased $5.7 million to $1.47 billion at September 30, 2018 from $1.48 billion at June 30, 2018.  This decrease was primarily due to a decrease of $16.9 million, or 3.7%, in total investment securities, partially offset by increases of $6.2 million in cash and cash equivalents and $2.8 million in loans receivable. The $2.8 million increase in loans was the result of $33.2 million of originations, partially offset by $30.4 million of net amortization on the remaining portfolio, highlighted by the prepayment of two commercial mortgage loans totaling $10.2 million.

Total liabilities decreased $8.0 million to $1.18 billion at September 30, 2018 from $1.19 billion at June 30, 2018.  This decrease was primarily due to decreases of $4.3 million in total deposits and $3.8 million in mortgage escrow funds driven primarily by expected seasonal outflows related to school and property tax payments.

Total shareholders’ equity increased $2.3 million to $289.9 million at September 30, 2018 from $287.6 million at June 30, 2018.  This increase was primarily due to net income of $2.3 million and a $493,000 reduction in unearned ESOP shares for plan shares earned during the period, partially offset by $505,000 of cash dividends paid.  At September 30, 2018, the Company’s book value per share and tangible book value per share were $15.96 and $15.60, respectively, compared to $15.83 and $15.47, respectively, at June 30, 2018.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At September 30, 2018, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors declared a regular quarterly cash dividend of $0.03 per share. The dividend is payable on or about November 30, 2018 to stockholders of record on November 16, 2018.

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About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

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PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	September 30,	June 30,
	2018	2018

ASSETS
Cash and due from banks	$66,039	$60,684
Federal funds sold	2,284	1,461
Cash and cash equivalents	68,323	62,145
Held to maturity debt securities, at amortized cost (fair value of $328,962 and $343,188, respectively)	340,208	353,183
Available for sale debt securities, at fair value	101,540	105,472
Total investment securities	441,748	458,655
Loans receivable, net of allowance for loan losses of $4,959 and $4,904, respectively	905,093	902,336
Accrued interest receivable	4,747	4,358
Federal Home Loan Bank stock	2,049	2,050
Premises and equipment, net	11,546	11,598
Deferred tax asset, net	2,495	2,622
Foreclosed real estate	754	460
Bank-owned life insurance	23,887	23,747
Goodwill	6,106	6,106
Other intangible assets	405	433
Other assets	7,342	5,677
Total assets	$1,474,495	$1,480,187
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,022,096	$1,025,574
Non-interest bearing deposits	131,025	131,883
Total deposits	1,153,121	1,157,457
Mortgage escrow funds	4,981	8,803
Advances from Federal Home Loan Bank	18,810	18,841
Other liabilities	7,706	7,527
Total liabilities	1,184,618	1,192,628
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2018 and June 30, 2018, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,165,110 shares issued and outstanding as of September 30, 2018 and June 30, 2018, respectively)	182	182
Additional paid in capital	179,294	179,045
Retained earnings	130,189	128,365
Unearned compensation - ESOP	(12,839)	(13,083)
Accumulated other comprehensive loss, net of income taxes	(6,949)	(6,950)
Total shareholders' equity	289,877	287,559
Total liabilities and shareholders' equity	$1,474,495	$1,480,187

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2018	2017
Interest and dividend income
Loans receivable	$9,898	$8,818
Investment securities	2,366	2,245
Federal funds and other	345	234
Total interest and dividend income	12,609	11,297
Interest expense
Deposits	2,056	1,267
FHLB advances	89	154
Total interest expense	2,145	1,421
Net interest income	10,464	9,876
Provision for loan losses	58	135
Net interest income after provision for loan losses	10,406	9,741
Noninterest income
Fees and service charges	418	381
Bank-owned life insurance	140	149
Gains on sales of securities, net	-	173
Other	83	11
Total noninterest income	641	714
Noninterest expense
Salaries and employee benefits	5,140	4,860
Occupancy and equipment	1,241	1,282
Communications and data processing	472	491
Professional fees	369	413
Postage, printing, stationary and supplies	138	132
FDIC assessment	93	78
Advertising	87	165
Amortization of intangible assets	28	32
Other operating expenses	440	441
Total noninterest expense	8,008	7,894
Net income before income tax expense	3,039	2,561
Income tax expense	710	805
Net income	$2,329	$1,756
Earnings per common share:
Basic	$0.14	$0.10
Diluted	$0.14	$0.10

Weighted average common share - basic and diluted	16,869,100	16,756,447

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended September 30,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$903,021	$9,898	4.38%	$813,244	$8,818	4.33%
Investment securities	453,671	2,366	2.09	486,026	2,245	1.85
Other interest-earning assets	67,222	345	2.03	69,257	234	1.34
Total interest-earning assets	1,423,914	12,609	3.54	1,368,527	11,297	3.30
Non-interest-earning assets	49,894			58,241
Total assets	$1,473,808			$1,426,768

Liabilities and equity:
NOW accounts	$119,404	53	0.18	$114,770	49	0.17
Money market accounts	58,704	139	0.94	30,100	21	0.28
Savings accounts and escrow	462,542	289	0.25	518,315	325	0.25
Time deposits	392,336	1,575	1.59	298,010	872	1.16
Total interest-bearing deposits	1,032,986	2,056	0.79	961,195	1,267	0.52
Federal Home Loan Bank advances	18,821	89	1.89	41,398	154	1.48
Total interest-bearing liabilities	1,051,807	2,145	0.81	1,002,593	1,421	0.56
Non-interest-bearing deposits	125,381			134,368
Other non-interest-bearing liabilities	7,281			8,287
Total liabilities	1,184,469			1,145,248
Total shareholders' equity	289,339			281,520
Total liabilities and shareholders' equity	$1,473,808			$1,426,768

Net interest income		$10,464			$9,876
Interest rate spread (1)			2.73			2.74
Net interest margin (2)			2.94			2.89
Average interest-earning assets to interest-bearing liabilities	135.38%			136.50%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Condensed Balance Sheets
Cash and cash equivalents	$68,323	$62,145	$36,505	$77,106	$34,733
Total investment securities	441,748	458,655	473,651	470,328	475,791
Loans receivable, net	905,093	902,336	886,718	838,120	839,963
Other assets	59,331	57,051	60,095	57,714	61,219
Total assets	$1,474,495	$1,480,187	$1,456,969	$1,443,268	$1,411,706

Total deposits and escrow	$1,158,102	$1,166,260	$1,095,581	$1,122,558	$1,086,662
Advances from Federal Home Loan Bank	18,810	18,841	68,872	30,720	35,750
Other liabilities	7,706	7,527	7,856	7,579	7,209
Total liabilities	1,184,618	1,192,628	1,172,309	1,160,857	1,129,621
Total shareholders' equity	289,877	287,559	284,660	282,411	282,085
Total liabilities and shareholders' equity	$1,474,495	$1,480,187	$1,456,969	$1,443,268	$1,411,706

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Condensed Income Statements
Interest income	$12,609	$13,358	$11,648	$11,657	$11,297
Interest expense	2,145	1,926	1,505	1,471	1,421
Net interest income	10,464	11,432	10,143	10,186	9,876
Provision for loan losses	58	25	54	200	135
Noninterest income	641	601	512	692	714
Noninterest expense	8,008	8,264	7,833	8,125	7,894
Income before income tax expense	3,039	3,744	2,768	2,553	2,561
Income tax expense	710	1,075	591	2,551	805
Net income	$2,329	$2,669	$2,177	$2	$1,756

Earnings per share:
Basic	$0.14	$0.16	$0.13	$0.00	$0.10
Diluted	$0.14	$0.16	$0.13	$0.00	$0.10

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Performance Ratios (1):
Return on average assets	0.63%	0.72%	0.62%	0.00%	0.49%
Return on average equity	3.22%	3.73%	3.06%	0.00%	2.44%
Interest rate spread	2.73%	3.04%	2.82%	2.85%	2.74%
Net interest margin	2.94%	3.23%	2.99%	3.00%	2.89%
Adjusted Efficiency ratio (2)	72.11%	71.17%	73.51%	74.69%	75.78%

Noninterest income to average assets	0.17%	0.16%	0.14%	0.20%	0.20%
Noninterest expense to average assets	2.17%	2.24%	2.21%	2.30%	2.20%

Average interest-earning assets to average interest-bearing liabilities	135.38%	134.26%	136.59%	136.51%	136.50%
Average equity to average assets	19.63%	19.41%	20.08%	20.00%	20.10%
Dividend payout ratio (5)	21.73%	18.94%	0.00%	0.00%	0.00%

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loans to deposits	78.49%	77.96%	81.50%	75.21%	77.65%

Share Data:
Shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	18,165,110
Book value per common share	$15.96	$15.83	$15.67	$15.55	$15.53
Tangible book value per common share (3)	$15.60	$15.47	$15.31	$15.18	$15.16

Asset Quality Ratios:
Non-performing assets	$6,384	$6,462	$7,307	$8,191	$12,354
Allowance for loan losses as a percent of total loans receivable	0.54%	0.54%	0.52%	0.53%	0.62%
Total valuation adjustment as a percent of total gross loans (6)	0.70%	0.71%	0.70%	0.74%	0.85%
Allowance for loan losses as a percent of non-performing loans	88.08%	81.71%	64.54%	54.58%	48.53%
Non-performing loans as a percent of total loans receivable, net	0.62%	0.66%	0.80%	0.97%	1.35%
Non-performing assets as a percent of total assets	0.43%	0.44%	0.50%	0.57%	0.88%

Net charge-offs (recoveries)	$3	$(255)	$(99)	$997	$17
Net charge-offs (recoveries) to average outstanding loans during the period (1)	0.00%	(0.11%)	(0.05%)	0.48%	0.01%

Capital Ratios (4):
Tier 1 capital (to adjusted total assets)	13.85%	13.61%	13.97%	13.84%	13.52%
Common equity Tier 1 capital (to risk-weighted assets)	21.10%	21.11%	21.16%	21.64%	21.13%
Tier 1 capital (to risk-weighted assets)	21.10%	21.11%	21.16%	21.64%	21.13%
Total capital (to risk-weighted assets)	21.61%	21.62%	21.65%	22.13%	21.71%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(4) Represents Bank ratios.

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Dividends declared per share divided by net income per share.

(6) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

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PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Mortgage loans:
Residential mortgages	$249,894	$250,578	$253,847	$213,716	$215,551
Commercial mortgage	495,944	495,265	484,810	481,169	469,983
Construction	16,890	17,352	16,098	16,379	23,104
Net deferred loan origination costs	859	1,041	1,203	210	384
Total mortgage loans	763,587	764,236	755,958	711,474	709,022
Commercial and consumer loans:
Commercial loans	110,196	104,135	96,096	89,941	93,180
Home equity credit lines	35,191	37,395	38,220	40,158	42,044
Consumer and overdrafts	344	745	344	251	213
Net deferred loan origination costs	734	729	724	767	772
Total commercial and consumer loans	146,465	143,004	135,384	131,117	136,209
Total loans receivable	910,052	907,240	891,342	842,591	845,231
Allowance for loan loss	(4,959)	(4,904)	(4,624)	(4,471)	(5,268)
Loans receivable, net	$905,093	$902,336	$886,718	$838,120	$839,963

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Demand deposits	$131,024	$131,883	$127,319	$150,830	$133,461
Now accounts	121,449	117,875	114,899	118,462	110,646
Money market accounts	79,266	49,885	40,374	31,021	28,590
Savings	425,189	465,441	482,968	502,469	504,291
Time deposits	396,193	392,373	322,425	311,547	304,719
Total deposits	$1,153,121	$1,157,457	$1,087,985	$1,114,329	$1,081,707

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PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Computation of Adjusted Net Income and Earnings Per Share
Net income	$2,329	$2,669	$2,177	$2	$1,756
Adjustments(1):
Losses on other receivables	-	292	-	132	-
Nonaccrual loan interest earned	-	(694)	-	(94)	-
Gain on sale of securities	-	(49)	-	-	(114)
Deferred tax re-measurement charge	-		(182)	1,752	-
Adjusted net income	$2,329	$2,218	$1,995	$1,792	$1,642

Average number of common shares outstanding used to calculate basic earnings per common share	16,869,100	16,844,747	16,820,726	16,791,305	16,756,447

Adjusted earnings per common share (basic and diluted):	$0.14	$0.13	$0.12	$0.11	$0.10

(1) Amounts included in income before income tax expense are presented net of tax.

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Computation of Efficiency Ratio
Noninterest expense	$8,008	$8,264	$7,833	$8,125	$7,894
Adjustments:
Losses on other receivables	-	(370)	-	(200)	-
Adjusted noninterest expense	$8,008	$7,894	$7,833	$7,925	$7,894

Net interest income	$10,464	$11,432	$10,143	$10,186	$9,876
Noninterest income	641	601	512	692	714
Total revenue	11,105	12,033	10,655	10,878	10,590
Adjustments:
Nonaccrual loan interest earned	-	(879)	-	(142)	-
Gain on sale of securities	-	(63)	-	-	(173)
Adjusted operating revenue	$11,105	$11,091	$10,655	$10,736	$10,417

Efficiency ratio	72.11%	68.68%	73.51%	74.69%	74.54%
Adjusted efficiency ratio	72.11%	71.17%	73.51%	73.82%	75.78%

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$289,877	$287,559	$284,660	$282,411	$282,085
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	289,877	287,559	284,660	282,411	282,085
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(405)	(433)	(463)	(495)	(527)
Tangible common shareholders' equity	$283,366	$281,020	$278,091	$275,810	$275,452

Common shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	18,165,110

Book value per share	$15.96	$15.83	$15.67	$15.55	$15.53
Adjustments:
Effects of intangible assets	(0.36)	(0.36)	(0.36)	(0.37)	(0.37)

Tangible book value per common share	$15.60	$15.47	$15.31	$15.18	$15.16

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Computation of valuation adjustment
Allowance for Loan losses	$4,959	$4,904	$4,624	$4,471	$5,268
Add: Purchase accounting marks	1,442	1,538	1,630	1,730	1,958
Total valuation adjustments	$6,401	$6,442	$6,254	$6,201	$7,226
Total gross loans	$910,052	$907,240	$891,342	$842,591	$845,231
Total valuation adjustments as a percent of total gross loans	0.70%	0.71%	0.70%	0.74%	0.85%

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